UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Change of Control Employment Agreement, dated April 29, 2013, by and among David Joseph, Taubman Centers, Inc. (the Company) and The Taubman Realty Group Limited Partnership was amended by such parties pursuant to the Amendment to Change of Control Employment Agreement, dated March 17, 2014 (the Amendment). Under the original agreement, the Company provided Mr. Joseph with a full tax gross-up on specified termination benefits to the extent such benefits exceed 110% of the limits set forth in Section 280G of the Internal Revenue Code, as amended (the Code). The Amendment eliminates the tax gross-up payment and instead provides that Mr. Joseph’s termination benefits will be reduced to the greatest amount that he may receive without becoming subject to the excise tax under the Code; provided, that no reduction will be applied if Mr. Joseph would be better off on an after-tax basis (including following application of the excise tax) receiving the full amount of such payments and benefits.

The foregoing description is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1	Amendment to Change of Control Employment Agreement, dated March 17, 2014, by and among Taubman Centers Inc., The Taubman Realty Group Limited Partnership, and David Joseph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	TAUBMAN CENTERS, INC.

By: /s/ Chris Heaphy
Chris Heaphy
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Change of Control Employment Agreement, dated March 17, 2014, by and among Taubman Centers Inc., The Taubman Realty Group Limited Partnership, and David Joseph.